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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY



                            ARCH WESTERN FINANCE, LLC

                                  $250,000,000
                          6 3/4% Senior Notes Due 2013

                               Purchase Agreement

                                                              New York, New York
                                                                October 19, 2004


Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                  Arch Western Finance, LLC, a limited liability company organized under the laws of Delaware (the "Issuer"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $250,000,000 principal amount of its 6 3/4% Senior Notes Due 2013 (the "Notes"). The Notes will be fully and unconditionally guaranteed as to the payment of principal, premium, if any, and interest (the "Guarantees" and together with the Notes, hereinafter referred to as the "Securities") by Arch Western Resources, LLC, a limited liability company organized under the laws of Delaware ("Arch Western"), and each of Arch Western's wholly owned subsidiaries listed in Schedule II hereto (each a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors" and together with Arch Western, hereinafter referred to as the "Guarantors"). The Securities are to be issued under an indenture, dated as of June 25, 2003, as supplemented (the "Indenture") among the Issuer, the Guarantors and the Bank of New York, as trustee (the "Trustee"). The Securities have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date (as defined below), among the Issuer, Arch Coal, Inc., a corporation organized under the laws of Delaware (the "Company"), the Guarantors and the Initial Purchasers, pursuant to which each of the Issuer and the Guarantors, jointly and severally, has agreed to register the Securities under the Act subject to the terms and conditions therein specified. Pursuant to a pledge agreement (the "Pledge Agreement"), dated as of June 25, 2003, between Arch Western and the Trustee, the obligations of each of the Issuer and the Guarantors shall be secured by demand promissory notes (the "Company Notes"), issued by the Company to Arch Western and pledged by Arch Western to the Trustee as security for the payment of the Notes. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.




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                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

                  In connection with the sale of the Securities, the Company and Arch Western have prepared a preliminary offering memorandum, dated October 18, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated October 19, 2004 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuer, the Company, the Guarantors and the Securities. Each of the Issuer, the Company and the Guarantors hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time which is incorporated by reference therein.

                  1. Representations and Warranties. Each of the Issuer, the Company and the Guarantors, jointly and severally, represents and warrants, as of the Execution Time and as of the Closing Date, to each Initial Purchaser as set forth below in this Section 1.

                  (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date of the Final Memorandum, on the Closing Date and on any settlement date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer, the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuer, Company or any Guarantor by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

                  (b) The documents incorporated or deemed to be incorporated by reference in the Final Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Final Memorandum, at the date of the Final Memorandum, at the Closing Date and on any settlement date, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.



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                  (c) Neither the Issuer, nor the Company, nor any Guarantor,
nor any of its or their Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                  (d) Neither the Issuer, nor the Company, nor any Guarantor, nor any of its or their Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                  (f) Neither the Issuer, nor the Company, nor any Guarantor, nor any of its or their Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (g) The Issuer, the Company and the Guarantors have been advised by the NASD's PORTAL Market that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the NASD.

                  (h) Neither the Issuer, nor the Company nor any Guarantor has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuer, the Company or any Guarantor (except as contemplated by this Agreement).

                  (i) Neither the Issuer, nor the Company nor any Guarantor has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Issuer or any Guarantor to facilitate the sale or resale of the Securities.

                  (j) Neither the Issuer nor any Guarantor is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Memorandum will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

                  (k) The information provided by the Issuer, the Company and the Guarantors pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) All information related to the coal reserves of (i) the Company and its subsidiaries, and (ii) Arch Western and its subsidiaries, (including, without limitation, each of the Company's and Arch Western's respective (x) estimated assigned and unassigned recoverable coal reserves and
(y) proven, probable and total recoverable coal reserves, in the aggregate and by region and mining complex location) included in the Final Memorandum as of the date of the Final Memorandum and at the Closing Time (the "Coal Reserve Information"),


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(A) was and is accurate in all material respects, (B) would, if the offer and sale of the Securities were registered under the Act, comply in all material respects with the requirements of the Act, and complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and
(C) when read together with the other information in the Final Memorandum, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Coal Reserve Information has been calculated in accordance with standard mining engineering procedures used in the coal industry and applicable government reporting requirements and applicable law. All assumptions used in the calculation of the Coal Reserve Information were and are reasonable.

                  (m) Since the date as of which information is given in the Final Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business or prospects of (i) the Company and its subsidiaries, taken as a whole, or (ii) Arch Western and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company and its subsidiaries or Arch Western and its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, or Arch Western and its subsidiaries, taken as a whole, and (C) except for (i) regular quarterly dividends on the Company's common stock, in amounts per share that are consistent with past practice, (ii) the Preferred Return paid by Arch Western and (iii) preferred dividends paid with respect to the Company's 5% Perpetual Cumulative Convertible Preferred STOCK, in accordance with the terms thereof, there has been no dividend or distribution of any kind declared, paid or made by the Company or Arch Western on any class of their respective capital stock.

                  (n) The Issuer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Issuer is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of the Issuer has been duly authorized and is validly issued, fully paid and non-assessable and is owned by Arch Western, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the Issuer was issued in violation of preemptive or other similar rights of any securityholder of the Issuer.

                  (o) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse



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Effect. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued by the Company, fully paid and non-assessable, and was not issued in violation of preemptive or other similar rights of any securityholder of the Company.

                  (p) Arch Western has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum and to enter into and perform its obligations under, or as contemplated under, this Agreement. Arch Western is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of Arch Western has been duly authorized and validly issued, fully paid and non-assessable and, except as otherwise stated in the Final Memorandum, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of Arch Western was issued in violation of preemptive or other similar rights of any securityholder of Arch Western.

                  (q) Each Subsidiary of the Company that is not a Guarantor has been duly organized and is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of the jurisdiction of its formation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Final Memorandum, all of the issued and outstanding capital stock of each Subsidiary of the Company that is not a Guarantor has been duly authorized and validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary of the Company that is not a Guarantor was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary of the Company.

                  (r) Each Subsidiary Guarantor and Canyon Fuel Company, LLC ("Canyon Fuel") has been duly organized and is validly existing as a limited liability company in good standing under the laws of Delaware, has power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Final Memorandum, all of the issued and outstanding capital stock of each Subsidiary Guarantor and Canyon Fuel has been duly authorized and validly issued, fully paid and non-assessable and is owned by Arch Western, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary



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Guarantor or Canyon Fuel was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary Guarantor or Canyon Fuel.

                  (s) The authorized, issued and outstanding capital stock of the Company and Arch Western is as set forth in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to or incorporated by reference in the Final Memorandum or pursuant to the exercise of convertible securities or options referred to or included in the Final Memorandum).

                  (t) The statements in the Final Memorandum under the headings "Governing Documents and Certain Other Agreements", "Certain Relationships and Related Party Transactions", "Description of the Notes", "Exchange Offer; Registration Rights", "Important Federal Income Tax Considerations" and "ERISA Considerations", fairly summarize the matters therein described.

                  (u) This Agreement has been duly authorized, executed and delivered by each of the Issuer, the Company and the Guarantors.

                  (v) The Indenture has been duly authorized, executed and delivered by each of the Issuer and the Guarantors and constitutes a valid and binding obligation of the Issuer and the Guarantors, enforceable against each of them in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                  (w) The Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers as provided in the Final Memorandum, will have been duly executed and delivered by the Issuer and will constitute a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, and will be entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                  (x) The Company Notes have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                  (y) Each Guarantee has been duly authorized, and when executed and delivered in accordance with the provisions of the Indenture, will have been duly executed and delivered by each of Arch Western and the Subsidiary Guarantors and will constitute a valid and binding obligation of Arch Western and each Subsidiary Guarantor, enforceable against each of them in accordance with its terms, and will be entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).



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                  (z) The Registration Rights Agreement has been duly authorized and, when executed and delivered by each of the Issuer, the Company and the Guarantors, will constitute a valid and binding obligation of the Issuer, the Company and each Guarantor, enforceable against each of them in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and except as rights to indemnification or contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws).

                  (aa) The Pledge Agreement has been duly authorized, executed and delivered by Arch Western and constitutes a valid and binding obligation of Arch Western, enforceable against Arch Western in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity) and at the time of the sale of the Securities, the Pledge Agreement will have created a valid, continuing and perfected first priority security interest in favor of the Trustee in the Company Notes, pledged thereunder as security for the payment of the Notes.

                  (bb) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by each of the Issuer, the Company and the Guarantors in connection with the transactions contemplated hereby or thereby or in the Final Memorandum and the consummation of the transactions contemplated herein and in the Final Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds" in the Final Memorandum) and compliance by each of the Issuer, the Company and the Guarantors with its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

                  (cc) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any




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subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (dd) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of each of the Issuer, the Company and the Guarantors, threatened, against or affecting the Company or any of its subsidiaries which would be required to be disclosed in a Registration Statement if the offer and sale of the Securities were to be registered under the Act (other than as stated in the Final Memorandum), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Final Memorandum, this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement or the performance by each of the Issuer, the Company and the Guarantors of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is subject which are not described in the Final Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (ee) There are no contracts or documents required to be described in the documents incorporated by reference in the Final Memorandum or to be filed as exhibits thereto, which have not been so described and filed as required.

                  (ff) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by each of the Issuer, the Company and the Guarantors of this Agreement in connection with the issuance of the Securities or for the performance by each of the Issuer, the Company and the Guarantors of the transactions contemplated under the Final Memorandum, this Agreement, the Indenture, the Registration Rights Agreement or the Pledge Agreement, except such as have been already made, obtained or rendered, and such as will be obtained under the Act and the Trust Indenture Act and such as may be required under blue sky laws of any jurisdiction in connection with the purchase and sale by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement, as applicable, as of the Closing Date.

                  (gg) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.



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                  (hh) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (ii) The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (i) as otherwise stated in the Final Memorandum or (ii) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of (1) the Company and its subsidiaries, taken as a whole, and (2) Arch Western and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries holds properties described in the Final Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

                  (jj) Except as otherwise stated in the Final Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) neither the Company nor any of its subsidiaries fails to possess any permit, authorization or approval required under any applicable Environmental Laws or to be in compliance with their requirements,
(iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or

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agency, against or affecting the Company or any of its subsidiaries relating to
Hazardous Materials or any Environmental Laws.

                  (kk) The consolidated historical financial statements and schedules of (i) the Company and its consolidated subsidiaries, (ii) Arch Western and its consolidated subsidiaries, (iii) Canyon Fuel and (iv) Vulcan Coal Holdings, L.L.C. ("Vulcan") and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company, Arch Western, Canyon Fuel and Vulcan respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the captions "Arch Western Selected Consolidated Financial and Operating Data" and "Arch Coal Selected Consolidated Financial and Operating Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein; the pro forma financial statements included in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Final Memorandum; the pro forma financial statements included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

                  (ll) (i) Ernst & Young LLP, who have certified certain audited financial statements of (1) the Company and its consolidated subsidiaries, (2) Arch Western and its consolidated subsidiaries and (3) Canyon Fuel and delivered their reports with respect to the audited consolidated financial statements and schedules of the Company, Arch Western and Canyon Fuel, respectively, included in the Final Memorandum, are independent public accountants with respect to the Company, Arch Western, and Canyon Fuel within the meaning of the Act and (ii) PricewaterhouseCoopers LLP, who have certified certain audited financial statements of Vulcan and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules of Vulcan included in the Final Memorandum, are independent public accountants with respect to Vulcan under Rule 101 of AICPA's Code of Professional Conduct.

                  (mm) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuer and the Guarantors of the Securities.

                  (nn) Each of the Company and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (oo) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (pp) No subsidiary of the Company and no subsidiary of Arch Western is currently prohibited, directly or indirectly, from paying any dividends to the Company or Arch Western, as the case may be, from making any other distribution on such subsidiary's capital stock, from repaying to the Company or Arch Western, as the case may be, any loans or advances to such subsidiary from the Company or Arch Western, as the case may be, or from transferring any of such subsidiary's property or assets to the Company or Arch Western, as the case may be, or any other subsidiary of the Company or Arch Western, as the case may be, except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (qq) The Company, Arch Western, and each of their respective subsidiaries, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (rr) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Company and its subsidiaries have not incurred any unpaid liability to the

Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                  Any certificate signed by any officer of the Issuer or any Guarantor and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer or such Guarantor, as to matters covered thereby, to each Initial Purchaser.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 102.916875% of the principal amount thereof, plus accrued interest from July 1, 2004 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on October 22, 2004, or at such time on such later date (not later than October 29, 2004) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of Arch Western by wire transfer payable in same-day funds to the account specified by Arch Western. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with each of the Issuer and the Guarantors that:

                  (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

                  5. Agreements. Each of the Issuer, the Company and the Guarantors, jointly and severally, agrees with each Initial Purchaser that:

                  (a) The Issuer, the Company and the Guarantors will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

                  (b) The Issuer, the Company and the Guarantors will not amend or supplement the Final Memorandum without the prior written consent of the Representatives.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchaser without charge in such quantities as they may reasonably request.

                  (d) The Issuer, the Company and the Guarantors will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuer, the Company and the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Issuer, the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) The Issuer, the Company and the Guarantors will not, and will not permit any of their respective Affiliates to, resell any Securities that have been acquired by any of them.

                  (f) Neither the Issuer, nor the Company, nor any Guarantor, nor any of their respective Affiliates, nor any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                  (g) Neither the Issuer, nor the Company, nor any Guarantor, nor any of their respective Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Company and Arch Western will, unless it becomes subject to and complies with
Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (i) Neither the Issuer, nor the Company, nor any Guarantor, nor any of their respective Affiliates, nor any person acting on their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (j) Each of the Issuer and the Guarantors will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) The Company and Arch Western will not for a period of 60 days following the Execution Time, without the prior written consent of Citigroup Global Markets Inc., offer, sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or Arch Western or any Affiliate of the Company or Arch Western; or any person in privity with the Company or Arch Western or any Affiliate of the Company or Arch Western), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company or Arch Western or its subsidiaries (other than the Securities).

                  (l) Each of the Issuer, the Company and the Guarantors will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (m) Each of the Issuer, the Company and the Guarantors, jointly and severally, agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee;
(ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification and preparation of a blue sky memorandum); (vii) admitting the Securities for trading in the PORTAL Market; (viii) the transportation and other expenses incurred by or on behalf of the Company's and Arch Western's representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Issuer's, Company's and Guarantors' accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer, the Company and the Guarantors and (x) all other costs and expenses incident to the performance by the Issuer and the Guarantors of their obligations hereunder.

                  6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuer, the Company and the Guarantors contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Issuer, the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuer, the Company and the Guarantors of their obligations hereunder and to the following additional conditions:

                  (a) The Company shall have requested and caused Robert G. Jones, Vice President - Law and General Counsel of the Company, to furnish to the Representatives his opinion dated the Closing Date and addressed to the Representatives, to the effect that: (i) the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect;

                  (ii) the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

                  (iii) each of Arch Western, the Subsidiary Guarantors and the Subsidiaries of the Company (other than Arch Western) has been duly incorporated or organized, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it was organized, with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise described in the Final Memorandum, all of the issued and outstanding capital stock or membership interests of each of Arch Western and the Subsidiary Guarantors, the Subsidiaries of the Company (other than Arch Western) has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of his knowledge and other than as set forth in the Offering Memorandum, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or membership interests, as applicable, of each of Arch Western, the Subsidiary Guarantors and the Subsidiaries of the Company (other than Arch Western) was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

                  (iv) the authorized, issued and outstanding shares of capital stock and members' equity, as applicable, of the Company and Arch Western, respectively, is as set forth in the column entitled "Actual" under the caption "Capitalization" in the Final

         Memorandum (except, with respect to the Company, for subsequent issuances thereof, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Final Memorandum or pursuant to the exercise of convertible securities or options referred to in the Final Memorandum).

                  (v) neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Final Memorandum or filed or incorporated by reference as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 2003 as filed with the Commission on March 8, 2004. Except as set forth in the Final Memorandum, to the best of his knowledge, there are no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or ownership interests in the Company or any of its subsidiaries.

                  (vi) the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Issuer, the Company or any Guarantor in connection with the transactions contemplated in this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Notes, the Guarantees and the Final Memorandum and the consummation of the transactions contemplated hereunder and thereunder (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by each of the Issuer, the Company and the Guarantors with its obligations hereunder and thereunder does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

                  (vii) to the best of his knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party or to which the assets, properties or operations of the Company or any of its subsidiaries is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Notes, the Guarantees and the Final Memorandum or the performance by the Company of its obligations thereunder.

                  (viii) The information in the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 under "Legal Proceedings" and incorporated by reference in the Final Memorandum, to the extent that it constitutes a summary of legal matters, legal proceedings, or legal conclusions, is correct in all material respects.

                  (ix) All descriptions in the Final Memorandum of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects.

                  Robert G. Jones shall also state that nothing has come to his attention that causes him to believe that the Final Memorandum, (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which he need make no statement), at the Execution Time and on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company shall have requested and caused Kirkpatrick & Lockhart, LLP, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) the Company, Arch Western, the Issuer and each Subsidiary Guarantor has been duly incorporated or organized, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, to the extent so described therein.

                  (ii) the Purchase Agreement has been duly authorized, executed and delivered by the Issuer, the Company, Arch Western and each Subsidiary Guarantor.

                  (iii) the Indenture has been duly authorized, executed and delivered by each of the Issuer, Arch Western and the Subsidiary Guarantors, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of the Issuer, Arch Western and each Subsidiary Guarantor, enforceable against the Issuer, Arch Western and each Subsidiary Guarantor in accordance with its terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity)).

                  (iv) the Notes have been duly authorized, executed and delivered and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under this Agreement, will constitute a valid and binding obligation of the Issuer, entitled to the benefits set forth in the Indenture (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity)).

                  (v) each Guarantee has been duly authorized, executed and delivered and constitutes a valid and binding obligation of Arch Western or the Subsidiary Guarantor party thereto, as applicable (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity)).

                  (vi) the Registration Rights Agreement has been duly authorized, executed and delivered and constitutes a valid and binding obligation of the Issuer, Arch Coal, Arch Western and each Subsidiary Guarantor (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity) and except as rights to indemnification or contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws).

                  (vii) the Pledge Agreement has been duly authorized, executed and delivered by Arch Western and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of Arch Western (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity)).

                  (viii) the Company Notes have been duly authorized, executed and delivered by the Company and constitute a valid and binding obligation of the Company (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity)

                  (ix) the security interest in the Company Notes granted to the Trustee pursuant to the Pledge Agreement, for the benefit the Holders, as defined in the Indenture, was perfected upon the Trustee taking possession of the Company Notes in New York. Assuming that the Trustee has taken and is retaining possession of the Company Notes and the Trustee has taken the Company Notes in good faith without notice (actual or constructive) of any adverse claim within the meaning of the UCC, there has been created under the Pledge Agreement, and there has been granted to the Trustee for the benefit of the Holders, a valid and perfected first priority security interest in the Company Notes to the extent a security interest may be obtained by possession under the UCC.

                  (x) the statements set forth under the headings "Description of the Notes" and "Exchange Offer; Registration Rights" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Notes, the Indenture and the Registration Rights Agreement, provide a fair summary of such provisions.

                  (xi) the statements in the Final Memorandum under the headings "Governing Documents and Certain Other Agreements", "Important Federal Income Tax Considerations" and "ERISA Considerations" fairly summarize the matters therein described.

                  (xii) the execution and delivery by the Issuer, Arch Coal, Arch Western and each Subsidiary Guarantor of the Transaction Documents to which it is a party, and the performance by the Issuer, Arch Coal, Arch Western and each Subsidiary Guarantor of its respective obligations under the Transaction Documents to which it is a party, do not violate Arch Coal's Amended and Restated Certificate of Incorporation and Bylaws or the respective Certificates of Formation and Limited Liability Company Agreements of the Issuer, Arch Western or any Subsidiary Guarantor.

                  (xiii) the Issuer, Arch Coal, Arch Western and each Subsidiary Guarantor each (a) have the corporate or limited liability company power and authority to execute, deliver and perform its respective obligations under the Transaction Documents to which it is a party, (b) has taken all corporate or other action necessary to authorize the execution and delivery of and performance of its obligations under the Transaction Documents to which it is a party and (c) has duly executed each Transaction Document to which it is a party.

                  (xiv) the execution and delivery by the Issuer, Arch Coal, Arch Western and each Subsidiary Guarantor of the Transaction Documents to which it is a party, and the performance by the Issuer, Arch Coal, Arch Western and each Subsidiary Guarantor of its obligations under the Transaction Documents to which it is a party, do not (a) breach or constitute a default or an event which, with the giving of notice or the passage of time or both, would constitute a default of the Issuer, Arch Coal, Arch Western or any Subsidiary Guarantor under the express terms of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Issuer, Arch Coal, Arch Western or any Subsidiary Guarantor is a party or by which any of them may be bound, or to which any of the assets, properties or operations of any of them is subject, that has been listed as an exhibit to the most recent Annual Report on Form 10-K of the Company or subsequent filings of the Company with the Commission under Section 13 of the Exchange Act (except for such conflicts, breaches or defaults or liens, charges or encumbrances that will not have a Material Adverse Effect) nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation and Bylaws of Arch Coal or the respective Certificates of Formation and Limited Liability Company Agreements of the Issuer, Arch Western or any Subsidiary Guarantors or (assuming compliance with the securities or blue sky laws of the various states, and provided that we express no opinion with respect to the provisions of Section 8 of the Purchase Agreement) any applicable law, statue, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Arch Coal, the Issuer, Arch Western and the Subsidiary Guarantors or any of their assets.

                  (xv) the execution and delivery by the Issuer, Arch Coal, Arch Western and each Subsidiary Guarantor of the Transaction Documents to which it is a party, and the performance by the Issuer, Arch Coal, Arch Western and each Subsidiary Guarantor of its respective obligations under the Transaction Documents to which it is a party, do not require the Issuer, Arch Coal, Arch Western or any Subsidiary Guarantor to obtain any consent, approval, authorization, filing with or order of any court or governmental agency or body in connection with the transactions contemplated by the Transaction Documents, except such as will be obtained under the Act, the Trust Indenture Act, and as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Notes by the Initial Purchasers in the manner contemplated in the Purchase Agreement, the Final Memorandum and the Registration Rights Agreement and such other approvals and filings as have been previously obtained or made and in full force and effect.

                  (xvi) the documents of the Company incorporated by reference in the Final Memorandum, as described in the Final Memorandum under the heading "Where You Can Find More Information" (other than the financial statements and supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

                  (xvii) neither the Issuer nor any Subsidiary Guarantor is, and upon the issuance and sale of the Securities as contemplated by the Transaction Documents and the application of the net proceeds therefrom as described in the Final Memorandum will be, an "investment company" or an entity "controlled" "by an investment company", as such terms are defined in the Investment Company Act.

                  (xviii) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act, are required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by the Purchase Agreement.

                  Such counsel shall also state that while it is not opining as to factual matters and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the information included in the Final Memorandum and assumes the correctness and completeness of the information included in the Final Memorandum and has made no independent investigation or verification of such information, except as set forth in paragraphs (x) and (xi) above, that on the basis of its review of the Final Memorandum and its participation in its preparation, nothing has come to its attention that causes it to believe that the Final Memorandum (except for financial statements and supporting schedules and other financial and reserve data included therein or omitted therefrom, as to which it need not make any statement) at the Execution Time and the Closing Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in Section 6(a) and Section (b) include any amendment or supplement thereto at the Closing Date.

                  (c) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                  (i) the representations and warranties of each of the Issuer and the Guarantors in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                  (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of (A) the Company and its subsidiaries, taken as a whole, or (B) Arch Western and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act, that they have performed a review of the unaudited interim consolidated financial information of the Company and Arch Western, respectively, for the six-month period ended June 30, 2004 and as at June 30, 2004, and stating in effect that:

                  (i) in their opinion the (A) audited financial statements and pro forma financial statements of the Company and (B) audited financial statements of Arch Western, included in the Final Memorandum and reported on by them, comply in form in all material respects with the applicable accounting requirements of the Exchange Act;

                  (ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Company and Arch Western; their limited review in accordance with the standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month period ended June 30, 2004 and as at June 30, 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and members, as applicable, and of the Audit Committee, Finance Committee, Personnel and Compensation Committee and Directors Committee of the Company and its subsidiaries; and inquiries of certain officials of the Company and Arch Western who have responsibility for financial and accounting matters of the Company and its subsidiaries and Arch Western and its subsidiaries, as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

                           (1) any unaudited financial statements included in
                  the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

                           (2) with respect to the period subsequent to June 30,
                  2004, there were any changes, at a specified date not more than five days prior to the date of the letter, (i) in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or net current assets of the Company as compared with the amounts shown on the June 30, 2004 consolidated balance sheet included in the Final Memorandum, or for the period from July 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in income from operations or in total or per share amounts of net income of the Company and its subsidiaries; or (ii) in the long-term debt of Arch Western and its subsidiaries or membership interests of Arch Western or net current assets of Arch Western as compared with amounts shown on the June 30, 2004 consolidated balance sheet included in the Final Memorandum, or for the period from July 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the proceeding year, in income from operations or in net income of Arch Western and its subsidiaries except in all instances for changes or decreases set forth in the Final Memorandum; or

                           (3) the information included under the headings "Arch
                  Western Selected Consolidated Financial and Operating Data" and "Arch Coal Selected Consolidated Financial and Operating Data" is not in conformity with the disclosure requirements of Regulation S-K;

                           (4) on the basis of a reading of the unaudited pro
                  forma financial statements included in the Final Memorandum (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; or

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Final Memorandum in this Section 6(e) include any amendment or supplement thereto at the date of the applicable letter.

                  (f) At the Execution Time and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act, that they have performed a review of the unaudited interim consolidated financial information of Canyon Fuel for the six-month period ended June 30, 2004 and as at June 30, 2004, and stating in effect that:

                  (i) in their opinion the audited financial statements of Canyon Fuel included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act;

                  (ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by Canyon Fuel their limited review in accordance with the standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month period ended June 30, 2004 and as at June 30, 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the directors; and inquiries of certain officials of Canyon Fuel who have responsibility for financial and accounting matters of Canyon Fuel and its subsidiaries, as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

                           (1) any unaudited financial statements included in
                  the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

                           (2) with respect to the period subsequent to June 30,
                  2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of Canyon Fuel or decreases in the members' equity of the Canyon Fuel or net current assets of the Canyon Fuel as compared with the amounts shown on the June 30, 2004 consolidated balance sheet included in the Final Memorandum, or for the period from July 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net revenue, income before extraordinary items or in net income of Canyon Fuel and its subsidiaries; or

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Canyon Fuel and its subsidiaries) set forth in the Final Memorandum in the Final Memorandum, agrees with the accounting records of the Canyon Fuel and its subsidiaries, excluding any questions of legal interpretation.

         References to the Final Memorandum in this Section 6(f) include any amendment or supplement thereto at the date of the applicable letter.

                  (g) At the Execution Time and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act, that they have performed a review of the unaudited interim consolidated financial information of Vulcan for the six-month period ended June 30, 2004 and as at June 30, 2004, and stating in effect that:

                  (i) in their opinion the audited financial statements of Vulcan included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act;

                  (ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by Vulcan; their limited review in accordance with the standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month period ended June 30, 2004 and as at June 30, 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors; and inquiries of certain officials of Vulcan who have responsibility for financial and accounting matters of Vulcan and its subsidiaries, as to transactions and events subsequent to June 30, 2004, nothing came to their attention which caused them to believe that:

                           (1) any unaudited financial statements included in
                  the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

                           (2) with respect to the period subsequent to June 30,
                  2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of Vulcan and its subsidiaries or capital stock of Vulcan or decreases in the stockholders' equity of the Vulcan or net current assets of the Vulcan as compared with the amounts shown on the June 30, 2004 consolidated balance sheet included in the Final Memorandum, or for the period from July 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in income from operations or in total or per share amounts of net income of Vulcan and its subsidiaries; or

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Vulcan and its subsidiaries) set forth in the Final Memorandum in the Final Memorandum, agrees with the accounting records of the Vulcan and its subsidiaries, excluding any questions of legal interpretation.

         References to the Final Memorandum in this Section 6(g) include any amendment or supplement thereto at the date of the applicable letter.

                  (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (e), (f) and (g) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of (i) the Company and its subsidiaries, taken as a whole, or (ii) Arch Western and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (i) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

                  (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities or Arch Western's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (k) Prior to the Closing Date, the Issuer, the Company and the Guarantors shall have furnished to the Representatives such further consents, waivers, information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022-6069, on the Closing Date.

                  7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer, the Company or any Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, each of the Issuer, the Company and the Guarantors, jointly and severally, agrees that it will reimburse the Initial Purchasers severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) Each of the Issuer, the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, the affiliates, directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Issuer or any Guarantor to any holder or prospective purchaser of

Securities pursuant to Section 5(h), or in any amendment thereof or received by it supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Issuer, nor the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer, the Company or any Guarantor by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer, the Company or any Guarantor may otherwise have.

                  (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Issuer, the Company and the Guarantors, each of their respective directors, each of their respective officers, and each person who controls the Issuer, the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from each of the Issuer, the Company and the Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuer, the Company or any Guarantor by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. Each of the Issuer, the Company and the Guarantors acknowledges that the statements set forth in the paragraph related to stabilization, syndicate covering transactions and penalty bids on page 141 of the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not involve any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer, the Company, the Guarantors and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Issuer, the Company, the Guarantors and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Company and the Guarantors, taken as a whole, on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer, the Company, the Guarantors and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer, the Company and the Guarantor, taken as a whole, on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by each of the Issuer, the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Issuer, the Company and the Guarantors, taken as a whole, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer, the Company and the Guarantors, taken as a whole, on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, the Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each affiliate, director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Issuer, the Company or any Guarantor within the meaning of either the Act or the Exchange Act and each respective officer and director of each of the Issuer, the Company and the Guarantors shall have the same rights to contribution as each of the Issuer, the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d). The Initial Purchasers' obligations in this Section 8 to contribute are several in proportion to their respective underwriting obligations and not joint.

                  9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser, the Issuer, the Company or any Guarantor. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuer, the Company, any Guarantor or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Issuer, the Company, the Guarantors or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuer, the Company, any Guarantor or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013,
Attention: General Counsel; or, if sent to the Issuer, the Company or any Guarantor, will be mailed, delivered or telefaxed and confirmed to it at Arch Coal Inc., CityPlace One, Suite 300, St. Louis, Missouri 63141, Attention:
General Counsel (fax no.: (314) 994-2734).

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                   "Preferred Return" shall have the meaning ascribed to it in the Limited Liability Company Agreement of Arch Western Resources, LLC, dated as of June 1, 1998, between Delta Housing Corporation and Arch Western Acquisition Corporation.

                  "Regulation D" shall mean Regulation D under the Act.

                  "Regulation S" shall mean Regulation S under the Act.

                  "Repayment Event" shall mean any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  "Subsidiary" shall mean a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act (each, a "Subsidiary" and, collectively, the "Subsidiaries")

                  "subsidiary" of a specified person shall mean an affiliate controlled by such person directly, or indirectly through one or more intermediaries.

                  "Transaction Documents" shall mean, collectively, this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement and the Company Notes.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Issuer, the Company, the Guarantors and the several Initial Purchasers.

                                                   Very truly yours,



ARCH WESTERN FINANCE, LLC                          ARCH COAL, INC.


By:    /s/ JAMES E. FLORCZAK                       By:   /s/ JAMES E. FLORCZAK
   -----------------------------------                  ----------------------------------
Name:    James E. Florczak                         Name:  James E. Florczak
Title:   Vice President and Treasurer              Title: Treasurer

ARCH WESTERN RESOURCES, LLC                        THUNDER BASIN COAL COMPANY, L.L.C.


By:    /s/ JAMES E. FLORCZAK                       By:    /s/ JAMES E. FLORCZAK
   -----------------------------------                  -----------------------------------
Name:  James E. Florczak                           Name:  James E. Florczak
Title: Vice President and Treasurer                Title: Vice President and Treasurer

MOUNTAIN COAL COMPANY, L.L.C.                      ARCH OF WYOMING, LLC


By:    /s/ JAMES E. FLORCZAK                       By:  /s/ JAMES E. FLORCZAK
   -----------------------------------                  -----------------------------------
Name:  James E. Florczak                           Name:  James E. Florczak
Title: Vice President and Treasurer                Title: Vice President and Treasurer

TRITON COAL COMPANY, LLC                           ARCH WESTERN BITUMINOUS GROUP, LLC


By:    /s/ JAMES E. FLORCZAK                       By:  /s/ JAMES E. FLORCZAK
   -----------------------------------                  -----------------------------------
Name:  James E. Florczak                           Name:  James E. Florczak
Title: Vice President and Treasurer                Title: Vice President and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED

By:  Citigroup Global Markets Inc.

By:   /s/ WHITNER MARSHALL
   ----------------------------
   Name:  Whitner Marshall
   Title: Director

For themselves and the other several
Initial Purchasers named in
Schedule I to the foregoing Agreement.

                                   SCHEDULE I

                                                                             Principal Amount of
                                                                                 Securities
          Initial Purchasers                                                  to Be Purchased
          ------------------                                                  ------------------
Citigroup Global Markets Inc. .........................................          $ 70,000,000
J.P. Morgan Securities Inc. ...........................................            70,000,000
Morgan Stanley & Co. Incorporated .....................................            35,000,000
PNC Capital Markets, Inc. .............................................            20,000,000
Wachovia Capital Markets, LLC .........................................            17,500,000
BNP Paribas Securities Corp. ..........................................             7,500,000
BNY Capital Markets, Inc. .............................................             7,500,000
Calyon Securities (USA) Inc. ..........................................             7,500,000
NatCity Investments, Inc. .............................................             7,500,000
Piper Jaffray & Co. ...................................................             7,500,000
                                                                                 ------------

         Total.........................................................          $250,000,000
                                                                                 ============

                                   SCHEDULE II

Subsidiary Guarantors                                                      Jurisdiction of Organization
---------------------                                                      ----------------------------
Arch of Wyoming, LLC                                                                 Delaware
Mountain Coal Company, L.L.C.                                                        Delaware
Thunder Basin Coal Company, L.L.C.                                                   Delaware
Triton Coal Company, LLC                                                             Delaware
Arch Western Bituminous Group, LLC                                                   Delaware

                                                                       EXHIBIT A

                       Selling Restrictions for Offers and
                         Sales outside the United States


                  (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and [specify closing date of the offering], except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

                  (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FMSA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United

Kingdom; and (iii) it has only communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FMSA) received by it in connection with the issue or sale of any Securities in which Section 21(1) of the FMSA does not apply to the Issuer or the Guarantors.



                                      A-2